RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR


                           RFMSI SERIES 2004-S8 TRUST
                                     ISSUER


                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-S8

         $ 2,712,906                 0.00%            CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                 Prospectus Supplement dated September 27, 2004
                                       to
                         Prospectus dated July 24, 2003

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated September 27, 2004.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 68.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                             NUMBER OF                  PERCENT OF    AVERAGE     WEIGHTED
                             MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL  AVERAGE LTV
CREDIT SCORE RANGE             LOANS        BALANCE       LOANS       BALANCE      RATIO
--------------------------   ---------  --------------  ----------   ---------  -----------
600 - 619..................          4  $    1,636,951        0.70%  $ 409,238        81.35%
620 - 639..................          8       2,474,796        1.05     309,350        80.10
640 - 659..................         18       6,131,984        2.61     340,666        70.77
660 - 679..................         29      11,172,596        4.75     385,262        68.76
680 - 699..................         29      12,890,873        5.48     444,513        70.71
700 - 719..................         49      25,735,911       10.94     525,223        65.76
720 - 739..................         51      20,774,414        8.83     407,341        63.79
740 - 759..................         85      35,934,418       15.28     422,758        70.76
760 - 779..................        105      47,140,740       20.04     448,959        68.27
780 - 799..................         97      42,365,301       18.01     436,756        68.66
800 or greater.............         65      28,985,699       12.32     445,934        66.46
                             ---------  --------------  ----------   ---------  -----------
     Total..................       540  $  235,243,682      100.00%  $ 435,636        68.26%
                             =========  ==============  ==========


As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 750.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                           MORTGAGE RATES

                                                                             WEIGHTED
                         NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                         MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
MORTGAGE RATES (%)         LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
--------------------     ---------   ------------   ----------   ---------   --------   ---------
4.750 - 4.874.......             1   $    617,854         0.26%  $ 617,854        696       70.00%
5.250 - 5.374.......             1        462,770         0.20     462,770        801       62.00
5.375 - 5.499.......             6      3,702,797         1.57     617,133        755       53.02
5.500 - 5.624.......             8      4,002,422         1.70     500,303        751       55.54
5.625 - 5.749.......            14      5,959,719         2.53     425,694        773       57.46
5.750 - 5.874.......            25     10,895,090         4.63     435,804        756       68.52
5.875 - 5.999.......            52     22,011,480         9.36     423,298        768       63.32
6.000 - 6.124.......            83     38,353,558        16.30     462,091        757       69.71
6.125 - 6.249.......           107     48,098,222        20.45     449,516        746       70.46
6.250 - 6.374.......           101     44,508,829        18.92     440,681        748       67.96
6.375 - 6.499.......            72     32,863,305        13.97     456,435        737       69.99
6.500 - 6.624.......            38     14,045,493         5.97     369,618        739       73.44
6.625 - 6.749.......            22      7,279,834         3.09     330,902        753       69.85
6.750 - 6.874.......             7      1,401,531         0.60     200,219        746       63.29
6.875 - 6.999.......             2        997,145         0.42     498,572        752       66.55
7.250 - 7.374.......             1         43,632         0.02      43,632        638       74.00
                         ---------   ------------   ----------   ---------   --------   ---------
     Total..........           540   $235,243,682       100.00%  $ 435,636        750       68.26%
                         =========   ============   ==========


As of March 1, 2005, the weighted average mortgage rate was approximately 6.1286% per annum.


                                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
----------------------------------      ---------   ------------   ----------   ----------  --------   ---------
   100,000 or less...........                  11   $    815,773         0.35%  $   74,161       719       62.15%
   100,001 - 200,000.........                  37      5,657,272         2.40      152,899       734       64.76
   200,001 - 300,000.........                  30      7,509,639         3.19      250,321       736       64.42
   300,001 - 400,000.........                 179     66,036,091        28.07      368,917       752       67.79
   400,001 - 500,000.........                 152     67,864,162        28.85      446,475       754       70.78
   500,001 - 600,000.........                  67     36,423,138        15.48      543,629       749       70.28
   600,001 - 700,000.........                  36     22,981,825         9.77      638,384       751       68.10
   700,001 - 800,000.........                   4      2,971,248         1.26      742,812       777       70.33
   800,001 - 900,000.........                   8      6,767,998         2.88      846,000       735       66.33
   900,001 - 1,000,000.......                  12     11,687,468         4.97      973,956       739       66.35
   1,000,001 - 1,100,000.....                   1      1,071,569         0.46    1,071,569       722       31.00
   1,400,001 - 1,500,000.....                   1      1,490,755         0.63    1,490,755       801       50.00
   1,900,001 - 2,000,000.....                   2      3,966,744         1.69    1,983,372       753       53.49
                                        ---------   ------------   ----------   ----------  --------   ---------
     Total...................                 540   $235,243,682       100.00%  $  435,636       750       68.26%
                                        =========   ============   ==========


                                                         ORIGINAL LTV RATIOS

                                                                                  WEIGHTED
                              NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE
                              MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT
ORIGINAL LTV RATIO (%)          LOANS        BALANCE        LOANS      BALANCE      SCORE
------------------------      ---------   ------------   ----------   ---------   --------
00.01 - 50.00...........             56   $ 23,691,373        10.07%  $ 423,060        758
50.01 - 55.00...........             41     16,619,835         7.06     405,362        751
55.01 - 60.00...........             36     15,799,809         6.72     438,884        750
60.01 - 65.00...........             57     25,877,568        11.00     453,992        752
65.01 - 70.00...........             86     39,366,224        16.73     457,747        747
70.01 - 75.00...........             59     26,079,447        11.09     442,025        752
75.01 - 80.00...........            187     81,891,666        34.81     437,923        751
80.01 - 85.00...........              7      2,073,257         0.88     296,180        737
85.01 - 90.00...........              8      2,743,562         1.17     342,945        713
90.01 - 95.00...........              3      1,100,941         0.47     366,980        708
                              ---------   ------------   ----------   ---------   --------
      Total.............            540   $235,243,682       100.00%  $ 435,636        750
                              =========   ============   ==========


The weighted average LTV ratio at origination of the mortgage loans was approximately 68.26%.

                                           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               GROUP I         PRINCIPAL       OF GROUP I        PRINCIPAL       AVERAGE        LOAN-TO-
          STATE                 LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Alabama....................        5         $  1,178,902          0.50%        $    235,780        700           79.80%
Arizona....................       11            4,138,935          1.76              376,267        757           64.02
California.................      221          100,959,934         42.92              456,832        751           64.82
Colorado...................       10            4,183,508          1.78              418,351        737           75.53
Connecticut................        6            4,075,510          1.73              679,252        775           68.27
District of Columbia.......        5            3,527,097          1.50              705,419        730           75.50
Florida....................       12            4,216,180          1.79              351,348        733           67.89
Georgia....................       13            5,618,722          2.39              432,209        759           70.55
Hawaii.....................        2            1,288,677          0.55              644,339        755           54.00
Illinois...................       13            5,221,702          2.22              401,669        736           69.46
Indiana....................        3            1,327,079          0.56              442,360        741           68.10
Kentucky...................        1              367,668          0.16              367,668        707           93.00
Louisiana..................        4            1,383,944          0.59              345,986        740           82.68
Massachusetts..............       14            6,186,103          2.63              441,864        763           66.76
Maryland...................       22           10,061,417          4.28              457,337        754           69.33
Maine......................        3              730,378          0.31              243,459        766           63.94
Michigan...................        6            2,688,596          1.14              448,099        727           75.77
Minnesota..................        5            2,533,141          1.08              506,628        756           72.61
North Carolina.............        6            2,188,759          0.93              364,793        761           71.24
New Hampshire..............        1              418,331          0.18              418,331        807           68.00
New Jersey.................       17            6,213,097          2.64              365,476        733           64.65
New Mexico.................        2              432,120          0.18              216,060        792           74.48
Nevada.....................        9            3,293,900          1.40              365,989        743           75.82
New York...................       15            6,321,821          2.69              421,455        746           66.00
Ohio.......................        2              781,667          0.33              390,833        734           82.20
Oklahoma...................        3            1,267,494          0.54              422,498        781           81.06
Oregon.....................        7            2,945,130          1.25              420,733        764           76.55
Pennsylvania...............        4            1,760,375          0.75              440,094        769           68.73
Rhode Island...............        3            1,296,923          0.55              432,308        770           69.50
South Carolina.............        3            1,572,845          0.67              524,282        777           70.72
Tennessee..................        4            1,790,217          0.76              447,554        693           68.34
Texas......................       27            8,892,519          3.78              329,353        751           70.53
Utah.......................        8            3,951,339          1.68              493,917        727           66.40
Virginia...................       52           23,366,521          9.93              449,356        765           73.41
Washington.................       20            8,522,781          3.62              426,139        731           74.27
Wisconsin..................        1              540,351          0.23              540,351        712           67.00
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      540         $235,243,682        100.00%        $    435,636        750           68.26%
                             ==========      ============     ============

---------

         No more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                                                 LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE          AVERAGE        WEIGHTED      AVERAGE
                               GROUP I         PRINCIPAL       OF GROUP I         PRINCIPAL       AVERAGE       LOAN-TO-
     LOAN PURPOSE               LOANS           BALANCE          LOANS             BALANCE      CREDIT SCORE   VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Purchase...................      256         $121,675,768         51.72%        $   475,296         753           72.61%
Rate/Term Refinance........      202           82,017,447         34.86             406,027         750           63.91
Equity Refinance...........       82           31,550,467         13.41             384,762         743           62.82
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      540         $235,243,682        100.00%        $   435,636         750           68.26%
                             ==========      ============     ============



                                       MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       AVERAGE
                               GROUP I         PRINCIPAL       OF GROUP I        PRINCIPAL       AVERAGE        LOAN-TO-
    DOCUMENTATION TYPE          LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Full Documentation.........      464         $205,305,302         87.27%        $   442,468         751          69.17%
Reduced Documentation......       76           29,938,381         12.73             393,926         743          62.04
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      540         $235,243,682        100.00%        $   435,636         750          68.26%
                             ==========      ============     ============

         No more than 59.2% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 13.7% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.

                                                OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       AVERAGE
                               GROUP I         PRINCIPAL       OF GROUP I        PRINCIPAL       AVERAGE        LOAN-TO-
      OCCUPANCY TYPE            LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Primary Residence..........      536         $233,531,207        99.27%         $   435,693         750           68.23%
Second/Vacation............        4            1,712,475         0.73              428,119         778           72.55
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      540         $235,243,682       100.00%         $   435,636         750           68.26%
                             ==========      ============     ============



                                                      MORTGAGED PROPERTY TYPES

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       AVERAGE
                               GROUP I         PRINCIPAL       OF GROUP I        PRINCIPAL       AVERAGE        LOAN-TO-
       PROPERTY TYPE            LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Single-family detached.....      390         $169,360,578         71.99%        $   434,258         750          67.20%
Planned Unit Developments
(detached).................      112           50,100,002         21.30             447,321         749          70.90
Condo Low-Rise (less than
5 stories).................       17            6,196,004          2.63             364,471         741          74.54
Planned Unit Developments
(attached).................        8            3,921,331          1.67             490,166         767          67.92
Townhouse..................        4            2,658,648          1.13             664,662         745          69.99
Two-to-four family units...        6            1,508,666          0.64             251,444         745          65.31
Condo Mid-Rise (5 to
8 stories).................        2            1,108,239          0.47             554,120         775          74.62
Cooperative Units..........        1              390,215          0.17             390,215         809          75.00
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      540         $235,243,682        100.00%        $   435,636         750          68.26%
                             ==========      ============     ============



                                            NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       AVERAGE
                               GROUP I         PRINCIPAL       OF GROUP I        PRINCIPAL       AVERAGE        LOAN-TO-
   NET MORTGAGE RATE (%)        LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
4.470......................        1         $    617,854          0.26%        $   617,854         696           70.00%
4.970......................        1              462,770          0.20             462,770         801           62.00
5.095......................        6            3,702,797          1.57             617,133         755           53.02
5.220......................        8            4,002,422          1.70             500,303         751           55.54
5.345......................       14            5,959,719          2.53             425,694         773           57.46
5.470......................       25           10,895,090          4.63             435,804         756           68.52
5.595......................       51           20,520,726          8.72             402,367         766           64.28
5.620......................        1            1,490,755          0.63           1,490,755         801           50.00
5.720......................       81           35,998,725         15.30             444,429         755           69.97
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      188         $ 83,650,857         35.56%        $   444,951         759           65.66%
                             ==========      ============     ============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.246872987%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS A-P CERTIFICATES
                                                            ------------------------------------------------
                                                             0%       100%       250%       400%        500%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%       100%        100%
April 2006.............................................      99         95        89         86          82
April 2007.............................................      97         89        73         66          59
April 2008.............................................      96         82        59         49          40
April 2009.............................................      94         76        48         37          28
April 2010.............................................      92         70        38         27          19
April 2011.............................................      91         65        31         20          13
April 2012.............................................      89         59        25         15           9
April 2013.............................................      87         55        20         11           6
April 2014.............................................      84         50        16          8           4
April 2015.............................................      82         46        13          6           3
April 2016.............................................      80         42        10          5           2
April 2017.............................................      77         38         8          3           1
April 2018.............................................      75         34         6          2           1
April 2019.............................................      72         31         5          2           1
April 2020.............................................      69         28         4          1           *
April 2021.............................................      65         25         3          1           *
April 2022.............................................      62         22         2          1           *
April 2023.............................................      58         20         2          *           *
April 2024.............................................      54         17         1          *           *
April 2025.............................................      50         15         1          *           *
April 2026.............................................      46         13         1          *           *
April 2027.............................................      41         11         1          *           *
April 2028.............................................      37          9         *          *           *
April 2029.............................................      31          7         *          *           *
April 2030.............................................      26          6         *          *           *
April 2031.............................................      20          4         *          *           *
April 2032.............................................      14          3         *          *           *
April 2033.............................................       7          1         *          *           *
April 2034.............................................       1          *         *          *           *
April 2035.............................................       0          0         0          0           0
Weighted Average Life in Years** (to Maturity).........    18.5      10.7        5.1        4.0         3.2

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance............   $84,036,114.87       $157,028,781.50
Weighted average mortgage rate.........     5.8434165060%               6.2865%
Weighted average servicing fee rate....     0.2800000000%               0.3300%
Weighted average original term to
maturity (months)......................              359                   360
Weighted average remaining term
to maturity (months)...................              349                   351

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%     100%    250%    400%     500%
------------------------------ ------  ------  ------  ------   ------
$1,921,776....................  2.0%    3.6%    8.0%    10.3%    12.6%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "300% PSA" assumes prepayment rates equal to 300% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                                (Dollar Amounts in Thousands)
Total Loan Portfolio.......    159,458       $41,799,848         156,842        $41,837,077        142,330    $38,092,093
Period of Delinquency
  30 to 59 days............      2,081           485,414           2,147            488,965          1,968        469,058
  60 to 89 days............        297            66,720             336             72,625            327         75,698
  90 days or more..........        301            69,148             307             68,860            333         76,136
Foreclosures Pending.......        419           100,940             340             81,219            350         91,964
Total Delinquent Loans.....      3,098          $722,221           3,130           $711,669          2,978       $712,856
Percent of Loan
    Portfolio..............      1.943%            1.728%          1.996%             1.701%         2.092%         1.871%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                                (Dollar Amounts in Thousands)
Total Loan Portfolio.......    104,754       $29,652,506          61,336        $19,562,648         51,674    $17,633,235
Period of Delinquency
  30 to 59 days............      1,391           350,118             813            202,438            354        101,882
  60 to 89 days............        256            59,355             180             37,722             80         18,514
  90 days or more..........        277            67,047             229             51,671             99         22,840
Foreclosures Pending.......        333            80,326             243             58,402            139         31,349
Total Delinquent Loans.....      2,257          $556,846           1,465           $350,233            672       $174,585
Percent of Loan
    Portfolio..............      2.155%            1.878%          2.388%             1.790%         1.300%         0.990%

----------
*The tables relate to the mortgage loans referred to above.
*The Period of Delinquency which is "90 days or more" does not include foreclosures pending.



                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
Total Loan Portfolio.......    31,572        $5,733,023          29,442         $5,424,670         26,174     $4,923,160
Period of Delinquency
  30 to 59 days............       476            87,173             481             80,450            436         72,245
  60 to 89 days............        72            13,317              85             14,464             71         13,138
  90 days or more..........        68            14,146              57             12,443             64         12,292
Foreclosures Pending.......       113            23,846              87             17,435             79         22,361
Total Delinquent Loans.....       729          $138,482             710           $124,791            650       $120,036
Percent of Loan
    Portfolio..............     2.309%            2.416%          2.412%             2.300%         2.483%         2.438%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                                (Dollar Amounts in Thousands)
Total Loan Portfolio.......    20,813        $4,388,764          15,134         $3,902,833         12,980     $3,701,651
Period of Delinquency
  30 to 59 days............       303            56,489             221             45,326             80         18,542
  60 to 89 days............        62            12,354              38              7,098             21          4,011
  90 days or more..........        66            16,163              55              9,585             15          2,980
Foreclosures Pending.......        68            14,099              53             11,232             26          5,253
Total Delinquent Loans.....       499           $99,105             367            $73,241            142        $30,786
Percent of Loan
    Portfolio..............     2.398%            2.258%          2.425%             1.877%         1.094%         0.832%

----------
*The tables relate to the mortgage loans referred to above.
*The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.

                                               JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                  AT OR FOR THE         AT OR FOR THE            AT OR FOR THE
                                   YEAR ENDED             YEAR ENDED              YEAR ENDED
                                DECEMBER 31, 1999      DECEMBER 31, 2000       DECEMBER 31, 2001
                              --------------------    --------------------    --------------------
                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio.......   $        41,799,848     $        41,837,077     $        38,092,093
Average Portfolio Balance..   $        41,744,291     $        41,712,987     $        40,578,437
Foreclosed Loans...........   $            36,732     $            18,166     $            11,865
Liquidated Foreclosed Loans   $            40,097     $            57,997     $            35,574
Foreclosed Loans Ratio.....                 0.088%                  0.043%                  0.031%
Gross Loss.................   $             6,022     $            16,608     $             9,085
Gross Loss Ratio...........                 0.014%                  0.040%                  0.022%
Covered Loss...............   $             3,549     $             6,438     $             5,451
Net Loss...................   $             2,473     $            10,170     $             3,633
Net Loss Ratio.............                 0.006%                  0.024%                  0.009%
Excess Recovery............   $               333     $                39     $                 5


                                  AT OR FOR THE         AT OR FOR THE            AT OR FOR THE
                                   YEAR ENDED             YEAR ENDED              YEAR ENDED
                               DECEMBER 31, 2002       DECEMBER 31, 2003       DECEMBER 31, 2004
                              --------------------    --------------------    --------------------
                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......   $        29,652,506     $        19,562,648     $        17,633,235
Average Portfolio Balance..   $        34,185,451     $        23,080,737     $        17,999,485
Foreclosed Loans...........   $            13,924     $             9,435     $             2,109
Liquidated Foreclosed Loans   $            30,193     $            28,302     $            16,609
Foreclosed Loans Ratio.....                 0.047%                  0.048%                  0.012%
Gross Loss.................   $             5,871     $             5,331     $             2,922
Gross Loss Ratio...........                 0.017%                  0.023%                  0.016%
Covered Loss...............   $             3,056     $             4,219     $             1,648
Net Loss...................   $             2,816     $             1,112     $             1,274
Net Loss Ratio.............                 0.008%                  0.005%                  0.007%
Excess Recovery............   $               108     $                18     $                68



                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                  AT OR FOR THE         AT OR FOR THE            AT OR FOR THE
                                   YEAR ENDED             YEAR ENDED              YEAR ENDED
                                DECEMBER 31, 1999      DECEMBER 31, 2000       DECEMBER 31, 2001
                              --------------------    --------------------    --------------------
                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio.......   $         5,733,023     $         5,424,670     $         4,923,160
Average Portfolio Balance..   $         6,483,857     $         5,497,288     $         5,208,164
Foreclosed Loans...........   $             7,705     $             2,749     $               841
Liquidated Foreclosed Loans   $             7,487     $            10,220     $             5,253
Foreclosed Loans Ratio.....                 0.134%                  0.051%                  0.017%
Gross Loss.................   $             1,142     $             4,343     $             1,657
Gross Loss Ratio...........                 0.018%                  0.079%                  0.032%
Covered Loss...............   $               561     $               895     $             1,202
Net Loss...................   $               581     $             3,449     $               456
Net Loss Ratio.............                 0.009%                  0.063%                  0.009%
Excess Recovery............   $               148     $                25     $                 0


                                  AT OR FOR THE         AT OR FOR THE            AT OR FOR THE
                                   YEAR ENDED             YEAR ENDED              YEAR ENDED
                               DECEMBER 31, 2002       DECEMBER 31, 2003       DECEMBER 31, 2004
                              --------------------    --------------------    --------------------
                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......   $         4,388,764     $         3,902,833     $         3,701,651
Average Portfolio Balance..   $         4,572,334     $         4,082,685     $         3,702,764
Foreclosed Loans...........   $             3,323     $             2,051     $               798
Liquidated Foreclosed Loans   $             3,685     $             5,319     $             2,680
Foreclosed Loans Ratio.....                 0.076%                  0.053%                  0.022%
Gross Loss.................   $             1,047     $             1,473     $               581
Gross Loss Ratio...........                 0.023%                  0.036%                  0.016%
Covered Loss...............   $               462     $               884     $               227
Net Loss...................   $               585     $               589     $               353
Net Loss Ratio.............                 0.013%                  0.014%                  0.010%
Excess Recovery............   $                 0     $                 0     $                15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:43                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S8(POOL #  4897)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4897
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XNR0    82,895,845.00  67,805,970.31     5.000000  %  4,576,910.67
A-2     76111XNS8    82,895,845.00  67,805,970.31     5.250000  %  4,576,910.67
A-3     76111XNT6    40,000,000.00  32,718,633.99     2.817500  %  2,208,511.49
A-4     76111XNU3    29,000,000.00  29,000,000.00     5.750000  %          0.00
A-5     76111XNV1             0.00           0.00     4.682500  %          0.00
A-6     76111XNW9    19,211,310.00  15,714,195.51     2.817500  %  1,060,709.97
A-7     76111XNX7    12,448,000.00  12,236,659.31     5.500000  %     71,093.65
A-8     76111XNY5    16,797,000.00  16,797,000.00     5.500000  %          0.00
A-9     76111XNZ2    15,300,000.00  15,511,340.69     5.500000  %          0.00
A-10    76111XPL1             0.00           0.00     5.750000  %          0.00
A-11    76111XPM9       950,000.00     950,000.00     5.750000  %          0.00
A-P     76111XPA5     2,953,700.82   2,812,101.07     0.000000  %     15,343.81
A-V     76111XPB3             0.00           0.00     0.139486  %          0.00
R-I     76111XPC1           100.00           0.00     5.750000  %          0.00
R-II    76111XPD9           100.00           0.00     5.750000  %          0.00
M-1     76111XPE7     4,199,400.00   4,187,748.62     5.750000  %      3,905.98
M-2     76111XPF4     1,710,600.00   1,705,853.88     5.750000  %      1,591.08
M-3     76111XPG2       933,000.00     930,411.36     5.750000  %        867.81
B-1     76111XPH0       777,500.00     775,342.80     5.750000  %        723.18
B-2     76111XPJ6       622,000.00     620,274.24     5.750000  %        578.54
B-3     76111XPK3       311,072.97     310,209.89     5.750000  %        289.34

-------------------------------------------------------------------------------
                  311,005,473.79   269,881,711.98                 12,517,436.19
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       282,524.88  4,859,435.55            0.00       0.00     63,229,059.64
A-2       296,651.12  4,873,561.79            0.00       0.00     63,229,059.64
A-3        76,820.63  2,285,332.12            0.00       0.00     30,510,122.50
A-4       138,958.33    138,958.33            0.00       0.00     29,000,000.00
A-5       188,988.94    188,988.94            0.00       0.00              0.00
A-6        36,895.62  1,097,605.59            0.00       0.00     14,653,485.54
A-7        56,084.69    127,178.34            0.00       0.00     12,165,565.66
A-8        76,986.25     76,986.25            0.00       0.00     16,797,000.00
A-9             0.00          0.00       71,093.65       0.00     15,582,434.34
A-10        9,280.21      9,280.21            0.00       0.00              0.00
A-11        4,552.08      4,552.08            0.00       0.00        950,000.00
A-P             0.00     15,343.81            0.00       0.00      2,796,757.26
A-V        31,370.51     31,370.51            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        20,066.30     23,972.28            0.00       0.00      4,183,842.64
M-2         8,173.88      9,764.96            0.00       0.00      1,704,262.80
M-3         4,458.22      5,326.03            0.00       0.00        929,543.55
B-1         3,715.18      4,438.36            0.00       0.00        774,619.62
B-2         2,972.15      3,550.69            0.00       0.00        619,695.70
B-3         1,486.42      1,775.76            0.00       0.00        309,920.55

-------------------------------------------------------------------------------
        1,239,985.41 13,757,421.60       71,093.65       0.00    257,435,369.44
===============================================================================







































Run:        04/26/05     10:32:43
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S8(POOL #  4897)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4897
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     817.965850   55.212787     3.408191    58.620978   0.000000  762.753063
A-2     817.965850   55.212787     3.578601    58.791388   0.000000  762.753063
A-3     817.965850   55.212787     1.920516    57.133303   0.000000  762.753063
A-4    1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     817.965850   55.212787     1.920516    57.133303   0.000000  762.753063
A-7     983.022116    5.711250     4.505518    10.216768   0.000000  977.310866
A-8    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-9    1013.813117    0.000000     0.000000     0.000000   4.646644 1018.459761
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11   1000.000000    0.000000     4.791663     4.791663   0.000000 1000.000000
A-P     952.060227    5.194775     0.000000     5.194775   0.000000  946.865453
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     997.225464    0.930128     4.778373     5.708501   0.000000  996.295336
M-2     997.225466    0.930130     4.778370     5.708500   0.000000  996.295336
M-3     997.225465    0.930129     4.778371     5.708500   0.000000  996.295336
B-1     997.225458    0.930122     4.778367     5.708489   0.000000  996.295336
B-2     997.225465    0.930129     4.778376     5.708505   0.000000  996.295336
B-3     997.225472    0.930135     4.778364     5.708499   0.000000  996.295336

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:44                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S8 (POOL #  4897)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4897
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       55,983.77
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,113.91

SUBSERVICER ADVANCES THIS MONTH                                       12,668.27
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3   1,133,225.90

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     257,435,369.45

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          592

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   12,194,095.99

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.80613600 %     2.55514400 %    0.63206470 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.65334100 %     2.64829538 %    0.66927630 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            9,330,164.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,992,462.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.13588806
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              353.30

POOL TRADING FACTOR:                                                82.77518923

Run:        04/26/05     10:57:33                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S8(POOL #  4897)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4897
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XNR0    82,895,845.00  63,229,059.64     5.000000  %  2,844,881.28
A-2     76111XNS8    82,895,845.00  63,229,059.64     5.250000  %  2,844,881.28
A-3     76111XNT6    40,000,000.00  30,510,122.50     2.930000  %  1,372,749.76
A-4     76111XNU3    29,000,000.00  29,000,000.00     5.750000  %          0.00
A-5     76111XNV1             0.00           0.00     4.570000  %          0.00
A-6     76111XNW9    19,211,310.00  14,653,485.54     2.930000  %    659,308.03
A-7     76111XNX7    12,448,000.00  12,165,565.66     5.500000  %     71,419.49
A-8     76111XNY5    16,797,000.00  16,797,000.00     5.500000  %          0.00
A-9     76111XNZ2    15,300,000.00  15,582,434.34     5.500000  %          0.00
A-10    76111XPL1             0.00           0.00     5.750000  %          0.00
A-11    76111XPM9       950,000.00     950,000.00     5.750000  %          0.00
A-P     76111XPA5     2,953,700.82   2,796,757.26     0.000000  %     51,532.54
A-V     76111XPB3             0.00           0.00     0.135452  %          0.00
R-I     76111XPC1           100.00           0.00     5.750000  %          0.00
R-II    76111XPD9           100.00           0.00     5.750000  %          0.00
M-1     76111XPE7     4,199,400.00   4,183,842.64     5.750000  %      4,005.27
M-2     76111XPF4     1,710,600.00   1,704,262.80     5.750000  %      1,631.52
M-3     76111XPG2       933,000.00     929,543.55     5.750000  %        889.87
B-1     76111XPH0       777,500.00     774,619.62     5.750000  %        741.55
B-2     76111XPJ6       622,000.00     619,695.70     5.750000  %        593.25
B-3     76111XPK3       311,072.97     309,920.55     5.750000  %        296.69

-------------------------------------------------------------------------------
                  311,005,473.79   257,435,369.44                  7,852,930.53
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       263,454.42  3,108,335.70            0.00       0.00     60,384,178.36
A-2       276,627.14  3,121,508.42            0.00       0.00     60,384,178.36
A-3        74,495.55  1,447,245.31            0.00       0.00     29,137,372.74
A-4       138,958.33    138,958.33            0.00       0.00     29,000,000.00
A-5       171,998.07    171,998.07            0.00       0.00              0.00
A-6        35,778.93    695,086.96            0.00       0.00     13,994,177.51
A-7        55,758.84    127,178.33            0.00       0.00     12,094,146.17
A-8        76,986.25     76,986.25            0.00       0.00     16,797,000.00
A-9             0.00          0.00       71,419.49       0.00     15,653,853.83
A-10        9,280.21      9,280.21            0.00       0.00              0.00
A-11        4,552.08      4,552.08            0.00       0.00        950,000.00
A-P             0.00     51,532.54            0.00       0.00      2,745,224.72
A-V        29,058.39     29,058.39            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        20,047.58     24,052.85            0.00       0.00      4,179,837.37
M-2         8,166.26      9,797.78            0.00       0.00      1,702,631.28
M-3         4,454.06      5,343.93            0.00       0.00        928,653.68
B-1         3,711.72      4,453.27            0.00       0.00        773,878.07
B-2         2,969.38      3,562.63            0.00       0.00        619,102.45
B-3         1,485.04      1,781.73            0.00       0.00        309,623.86

-------------------------------------------------------------------------------
        1,177,782.25  9,030,712.78       71,419.49       0.00    249,653,858.40
===============================================================================







































Run:        04/26/05     10:57:33
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S8(POOL #  4897)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4897
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     762.753063   34.318744     3.178138    37.496882   0.000000  728.434318
A-2     762.753063   34.318744     3.337045    37.655789   0.000000  728.434318
A-3     762.753062   34.318744     1.862389    36.181133   0.000000  728.434318
A-4    1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     762.753062   34.318744     1.862389    36.181133   0.000000  728.434318
A-7     977.310866    5.737427     4.479341    10.216768   0.000000  971.573439
A-8    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-9    1018.459761    0.000000     0.000000     0.000000   4.667941 1023.127701
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11   1000.000000    0.000000     4.791663     4.791663   0.000000 1000.000000
A-P     946.865454   17.446774     0.000000    17.446774   0.000000  929.418680
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     996.295337    0.953772     4.773915     5.727687   0.000000  995.341565
M-2     996.295335    0.953771     4.773916     5.727687   0.000000  995.341565
M-3     996.295337    0.953773     4.773912     5.727685   0.000000  995.341565
B-1     996.295340    0.953775     4.773916     5.727691   0.000000  995.341565
B-2     996.295343    0.953778     4.773923     5.727701   0.000000  995.341565
B-3     996.295328    0.953763     4.773928     5.727691   0.000000  995.341565

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:33                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S8 (POOL #  4897)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4897
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       53,495.68
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,770.18

SUBSERVICER ADVANCES THIS MONTH                                        3,381.43
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     569,082.19

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     249,653,858.38

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          575

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    7,534,624.93

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.65334100 %     2.67738200 %    0.66200530 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.55187200 %     2.72822634 %    0.68956860 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            9,330,164.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,992,462.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.13423021
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              352.20

POOL TRADING FACTOR:                                                80.27313968

Run:        04/07/05     13:16:11                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S8(POOL #  4897)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4897
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XNR0    82,895,845.00  60,384,178.36     5.000000  %  3,154,598.36
A-2     76111XNS8    82,895,845.00  60,384,178.36     5.250000  %  3,154,598.36
A-3     76111XNT6    40,000,000.00  29,137,372.74     3.050000  %  1,522,198.54
A-4     76111XNU3    29,000,000.00  29,000,000.00     5.750000  %          0.00
A-5     76111XNV1             0.00           0.00     4.450000  %          0.00
A-6     76111XNW9    19,211,310.00  13,994,177.51     3.050000  %    731,085.70
A-7     76111XNX7    12,448,000.00  12,094,146.17     5.500000  %     71,746.83
A-8     76111XNY5    16,797,000.00  16,797,000.00     5.500000  %          0.00
A-9     76111XNZ2    15,300,000.00  15,653,853.83     5.500000  %          0.00
A-10    76111XPL1             0.00           0.00     5.750000  %          0.00
A-11    76111XPM9       950,000.00     950,000.00     5.750000  %          0.00
A-P     76111XPA5     2,953,700.82   2,745,224.72     0.000000  %     18,311.34
A-V     76111XPB3             0.00           0.00     0.134537  %          0.00
R-I     76111XPC1           100.00           0.00     5.750000  %          0.00
R-II    76111XPD9           100.00           0.00     5.750000  %          0.00
M-1     76111XPE7     4,199,400.00   4,179,837.37     5.750000  %      4,010.95
M-2     76111XPF4     1,710,600.00   1,702,631.28     5.750000  %      1,633.83
M-3     76111XPG2       933,000.00     928,653.68     5.750000  %        891.13
B-1     76111XPH0       777,500.00     773,878.07     5.750000  %        742.61
B-2     76111XPJ6       622,000.00     619,102.45     5.750000  %        594.08
B-3     76111XPK3       311,072.97     309,623.86     5.750000  %        297.12

-------------------------------------------------------------------------------
                  311,005,473.79   249,653,858.40                  8,660,708.85
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       251,600.74  3,406,199.10            0.00       0.00     57,229,580.00
A-2       264,180.78  3,418,779.14            0.00       0.00     57,229,580.00
A-3        74,057.49  1,596,256.03            0.00       0.00     27,615,174.20
A-4       138,958.33    138,958.33            0.00       0.00     29,000,000.00
A-5       159,946.17    159,946.17            0.00       0.00              0.00
A-6        35,568.53    766,654.23            0.00       0.00     13,263,091.81
A-7        55,431.50    127,178.33            0.00       0.00     12,022,399.34
A-8        76,986.25     76,986.25            0.00       0.00     16,797,000.00
A-9             0.00          0.00       71,746.83       0.00     15,725,600.66
A-10        9,280.21      9,280.21            0.00       0.00              0.00
A-11        4,552.08      4,552.08            0.00       0.00        950,000.00
A-P             0.00     18,311.34            0.00       0.00      2,726,913.38
A-V        27,989.73     27,989.73            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        20,028.39     24,039.34            0.00       0.00      4,175,826.42
M-2         8,158.44      9,792.27            0.00       0.00      1,700,997.45
M-3         4,449.80      5,340.93            0.00       0.00        927,762.55
B-1         3,708.17      4,450.78            0.00       0.00        773,135.46
B-2         2,966.53      3,560.61            0.00       0.00        618,508.37
B-3         1,483.61      1,780.73            0.00       0.00        309,326.74

-------------------------------------------------------------------------------
        1,139,346.75  9,800,055.60       71,746.83       0.00    241,064,896.38
===============================================================================







































Run:        04/07/05     13:16:11
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S8(POOL #  4897)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4897
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     728.434318   38.054964     3.035143    41.090107   0.000000  690.379355
A-2     728.434318   38.054964     3.186900    41.241864   0.000000  690.379355
A-3     728.434318   38.054964     1.851437    39.906401   0.000000  690.379355
A-4    1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     728.434318   38.054963     1.851437    39.906400   0.000000  690.379355
A-7     971.573439    5.763723     4.453045    10.216768   0.000000  965.809716
A-8    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-9    1023.127701    0.000000     0.000000     0.000000   4.689335 1027.817036
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11   1000.000000    0.000000     4.791663     4.791663   0.000000 1000.000000
A-P     929.418682    6.199457     0.000000     6.199457   0.000000  923.219225
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     995.341564    0.955122     4.769346     5.724468   0.000000  994.386441
M-2     995.341562    0.955121     4.769344     5.724465   0.000000  994.386441
M-3     995.341565    0.955123     4.769346     5.724469   0.000000  994.386441
B-1     995.341567    0.955125     4.769350     5.724475   0.000000  994.386441
B-2     995.341570    0.955129     4.769341     5.724470   0.000000  994.386441
B-3     995.341555    0.955114     4.769331     5.724445   0.000000  994.386441

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:11                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S8 (POOL #  4897)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4897
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       52,211.07
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,814.61

SUBSERVICER ADVANCES THIS MONTH                                        8,256.64
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     999,758.29

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     241,064,896.37

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          554

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    8,348,913.58

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.55187200 %     2.75855900 %    0.68198600 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.43130400 %     2.82271974 %    0.71368000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            9,330,164.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,992,462.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.13201598
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              351.10

POOL TRADING FACTOR:                                                77.51146417

Run:        04/25/05     12:55:14                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S8(POOL #  4897)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4897
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XNR0    82,895,845.00  57,229,580.00     5.000000  %  2,278,957.97
A-2     76111XNS8    82,895,845.00  57,229,580.00     5.250000  %  2,278,957.97
A-3     76111XNT6    40,000,000.00  27,615,174.20     3.250000  %  1,099,672.96
A-4     76111XNU3    29,000,000.00  29,000,000.00     5.750000  %          0.00
A-5     76111XNV1             0.00           0.00     4.250000  %          0.00
A-6     76111XNW9    19,211,310.00  13,263,091.81     3.250000  %    528,153.95
A-7     76111XNX7    12,448,000.00  12,022,399.34     5.500000  %     72,075.67
A-8     76111XNY5    16,797,000.00  16,797,000.00     5.500000  %          0.00
A-9     76111XNZ2    15,300,000.00  15,725,600.66     5.500000  %          0.00
A-10    76111XPL1             0.00           0.00     5.750000  %          0.00
A-11    76111XPM9       950,000.00     950,000.00     5.750000  %          0.00
A-P     76111XPA5     2,953,700.82   2,726,913.38     0.000000  %     14,006.58
A-V     76111XPB3             0.00           0.00     0.134490  %          0.00
R-I     76111XPC1           100.00           0.00     5.750000  %          0.00
R-II    76111XPD9           100.00           0.00     5.750000  %          0.00
M-1     76111XPE7     4,199,400.00   4,175,826.42     5.750000  %      4,088.05
M-2     76111XPF4     1,710,600.00   1,700,997.45     5.750000  %      1,665.25
M-3     76111XPG2       933,000.00     927,762.55     5.750000  %        908.26
B-1     76111XPH0       777,500.00     773,135.46     5.750000  %        756.89
B-2     76111XPJ6       622,000.00     618,508.37     5.750000  %        605.51
B-3     76111XPK3       311,072.97     309,326.74     5.750000  %        302.82

-------------------------------------------------------------------------------
                  311,005,473.79   241,064,896.38                  6,280,151.88
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       238,456.58  2,517,414.55            0.00       0.00     54,950,622.03
A-2       250,379.41  2,529,337.38            0.00       0.00     54,950,622.03
A-3        74,791.10  1,174,464.06            0.00       0.00     26,515,501.24
A-4       138,958.33    138,958.33            0.00       0.00     29,000,000.00
A-5       144,777.19    144,777.19            0.00       0.00              0.00
A-6        35,920.87    564,074.82            0.00       0.00     12,734,937.86
A-7        55,102.66    127,178.33            0.00       0.00     11,950,323.67
A-8        76,986.25     76,986.25            0.00       0.00     16,797,000.00
A-9             0.00          0.00       72,075.67       0.00     15,797,676.33
A-10        9,280.21      9,280.21            0.00       0.00              0.00
A-11        4,552.08      4,552.08            0.00       0.00        950,000.00
A-P             0.00     14,006.58            0.00       0.00      2,712,906.80
A-V        27,017.32     27,017.32            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        20,009.17     24,097.22            0.00       0.00      4,171,738.37
M-2         8,150.61      9,815.86            0.00       0.00      1,699,332.20
M-3         4,445.53      5,353.79            0.00       0.00        926,854.29
B-1         3,704.61      4,461.50            0.00       0.00        772,378.57
B-2         2,963.69      3,569.20            0.00       0.00        617,902.86
B-3         1,482.19      1,785.01            0.00       0.00        309,023.92

-------------------------------------------------------------------------------
        1,096,977.80  7,377,129.68       72,075.67       0.00    234,856,820.17
===============================================================================







































Run:        04/25/05     12:55:14
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S8(POOL #  4897)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4897
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     690.379355   27.491824     2.876581    30.368405   0.000000  662.887531
A-2     690.379355   27.491824     3.020410    30.512234   0.000000  662.887531
A-3     690.379355   27.491824     1.869778    29.361602   0.000000  662.887531
A-4    1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     690.379355   27.491824     1.869777    29.361601   0.000000  662.887531
A-7     965.809716    5.790141     4.426628    10.216769   0.000000  960.019575
A-8    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-9    1027.817036    0.000000     0.000000     0.000000   4.710828 1032.527865
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11   1000.000000    0.000000     4.791663     4.791663   0.000000 1000.000000
A-P     923.219226    4.742044     0.000000     4.742044   0.000000  918.477182
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     994.386440    0.973484     4.764769     5.738253   0.000000  993.412956
M-2     994.386439    0.973483     4.764767     5.738250   0.000000  993.412956
M-3     994.386440    0.973483     4.764770     5.738253   0.000000  993.412956
B-1     994.386435    0.973479     4.764772     5.738251   0.000000  993.412956
B-2     994.386445    0.973489     4.764775     5.738264   0.000000  993.412956
B-3     994.386425    0.973469     4.764766     5.738235   0.000000  993.412956

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:14                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S8 (POOL #  4897)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4897
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       49,950.57
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,203.57

SUBSERVICER ADVANCES THIS MONTH                                        5,547.25
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     520,805.56

 (B)  TWO MONTHLY PAYMENTS:                                    1     429,301.10

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     234,856,820.18

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          539

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,971,624.37

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.43130400 %     2.85501500 %    0.70560690 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.33967100 %     2.89449753 %    0.73200510 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            9,330,164.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,992,462.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.12858723
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              349.80

POOL TRADING FACTOR:                                                75.51533332